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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 21, 1999

                         -------------------------------
                        (DATE OF EARLIEST EVENT REPORTED)

                                GATX CORPORATION

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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NEW YORK                   1-2328                    36-1124040
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(STATE OF INCORPORATION)      (COMMISSION FILE NO.)        (IRS EMPLOYER
                                                           IDENTIFICATION NO.)


                             500 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60661
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (312) 621-6200
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
           ----------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

                  GATX Capital Corporation, an indirect wholly owned subsidiary of GATX Corporation, filed on September 29, 1999 a current report on Form 8-K, stating the following:

                  On September 21, 1999, GATX Capital Corporation ("GATX Capital") announced that its new joint venture company, GATX Flightlease Aircraft Company Ltd. ("GFAC"), has placed an order with Airbus Industrie for 38 aircraft with a list price in excess of US$2 billion. GATX Capital has guaranteed 50% of the obligations of GFAC, on a several basis, under the purchase agreement with Airbus Industrie. In 1998, GATX Capital had entered into a joint venture with Flightlease AG, a subsidiary of the SAirGroup, to form GATX Flightlease Management GmbH ("GFM"). SAirGroup, is the parent company of Swissair and other businesses. GFM is an aircraft operating lease management company with approximately 300 aircraft in its management portfolio. This management portfolio includes aircraft wholly owned by either joint venture partner, aircraft on order and non-wholly owned aircraft under management and aircraft under management for third parties. In 1999, GATX Third Aircraft Corporation ("GTAC", a wholly owned subsidiary of GATX Capital) entered into a joint venture with Flightlease Holdings (Guernsey) Limited ("FHG", a wholly owned subsidiary of Flightlease
         AG), to form GFAC. GFAC was formed as an entity to own aircraft.

                  The full text of the announcement is reproduced below.


                              FOR IMMEDIATE RELEASE

             GATX FLIGHTLEASE ANNOUNCES ORDER OF 38 AIRBUS AIRCRAFT
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                  CHICAGO, SEPTEMBER 20 - Flightlease AG, a subsidiary of the
              SAirGroup, and GATX Capital Corporation, a subsidiary of GATX Corporation, today announced that their new joint venture company, GATX Flightlease Aircraft Company Ltd., has placed an order for 38 Airbus Industrie aircraft with a list price of US$2.2 billion. The firm order encompasses 32 new A320 family aircraft (including 12 of the recently introduced 107-seater A318 aircraft) and 6 A330 family aircraft, with deliveries beginning in 2001 and continuing through 2006. These aircraft will be managed by GATX Flightlease Management GmbH, a company jointly established by Flightlease and GATX Capital and which is one of the world's largest aircraft lessors.

                  "We are pleased to announce this order for Airbus aircraft,"
              said Hans-Jorg Hunziker, President and CEO of Flightlease AG and Co-CEO of GATX Flightlease. "In just one year, the GATX and Flightlease joint venture has exceeded all expectations for growth and


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              development by establishing itself as both a major aircraft management company and as a significant investor in new aircraft. We believe that through the combined effort, expertise and cooperation of its two partners, GATX Flightlease today has accomplished more as a single entity than either of its partners could achieve individually."

                  Alan Coe, Executive Vice President of GATX Capital and Co-CEO
              of GATX Flightlease said, "Today we are taking the logical next step in the development of our innovative joint venture with Flightlease. This order demonstrates our confidence in our joint venture with Flightlease and the aircraft operating lease business, as well as our confidence in the Airbus product. We want GATX Flightlease to be the preferred provider of aircraft to airlines around the world and we will continue to grow our joint portfolio to ensure that we can meet the needs of our customers."

                  "We are gratified that the combined expertise of GATX Capital and Flightlease endorse our products, their market appeal and residential value potential," said Noel Forgeard, Airbus Industrie's Chief Executive Officer. "We are very pleased to see this new joint venture established as a strong believer in Airbus Industrie aircraft, in particular as it is a new and different breed of lessor."

                  GATX Flightlease is an aircraft management company with
               approximately 300 aircraft in its portfolio. The company is headquartered in Zurich, Switzerland, and has representative offices in Toulouse, Tokyo, Seattle, and San Francisco, the home of GATX Capital.

                  GATX Capital, which was the first lessor to place an advance order of A320-family aircraft in 1986, is a diversified international financial services company which provides asset-based financing for transportation, industrial and information technology equipment and owns and manages assets with an original equipment cost of approximately $10 billion. GATX Capital is a subsidiary GATX Corporation (NYSE: GMT) which combined unique financing, asset and logistics solutions for customer and partners worldwide. GATX's major assets are comprised of railroad cars, locomotives, commercial aircraft, bulk liquid terminals, pipelines, technology equipment, warehouses and other capital assets.

                  Flightlease is the aircraft leasing company of the SAirGroup, a dedicated, integrated group offering a constellation of specialist know-how and expertise, leveraged by the intrinsic synergy of an airline-related business structure.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GATX CORPORATION


                                   By:  /s/BRIAN A. KENNEY
                                        -------------------------------
                                        Name:  Brian  A.   Kenney
                                        Title: Vice President-Finance


October 4, 1999




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